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                                                                   EXHIBIT 10.38


                                    EXHIBIT B

                          19.9% STOCK OPTION AGREEMENT

     19.9% STOCK OPTION AGREEMENT, dated as of December 3, 1998 (the "AGREEMENT"), between FEI Company, an Oregon corporation ("PARENT"), and Micrion Corporation, a Massachusetts corporation (the "COMPANY").

     WHEREAS, Parent, MC Acquisition Corporation, an Oregon corporation and a wholly owned subsidiary of Parent ("NEWCO"), and the Company are contemporaneously herewith entering into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), which provides, among other things, for the merger of the Company with Newco (the "MERGER");

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Newco have requested that the Company grant to Parent an option to purchase shares of Common Stock, no par value, of the Company (the "COMMON STOCK"), upon the terms and subject to the conditions hereof; and

     WHEREAS, in order to induce Parent and Newco to enter into the Merger Agreement, the Company is willing to grant Parent the requested option and the Board of Directors of the Company has approved the granting of such option and authorized the Company to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1. THE OPTION; EXERCISE; ADJUSTMENTS; PAYMENT OF SPREAD. On the terms and subject to the conditions set forth herein, the Company hereby grants to Parent an irrevocable option (the "OPTION") to purchase up to 810,805 shares of Common Stock (the "SHARES") at a cash purchase price per Share equal to the value of the Merger Consideration (as defined in the Merger Agreement), the stock component of which will be valued as the average of the closing prices of Parent Common Stock as quoted on the Nasdaq National Market and reported in THE WALL STREET JOURNAL for the five consecutive trading days immediately preceding and including the date of announcement by Parent of the execution of the Merger Agreement (the "Purchase Price"). The Option may be exercised by Parent, in whole or in part, at any time, or from time to time, following the occurrence of one of the events set forth in Section 5.5.2(i) of the Merger Agreement, the termination by Parent of the Merger Agreement pursuant to Section 5.4(a) or (d) thereof or because of a breach of Section 3.2 by the Company, or the termination of the Merger Agreement by the Company pursuant to Section 5.3(b) thereof, in each case prior to the termination of the Option in accordance with the terms of this Agreement.


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            (b) In the event Parent wishes to exercise the Option, Parent shall send a written notice to the Company (the "STOCK EXERCISE NOTICE") specifying a date for the closing of such purchase (subject to the HSR Act (as defined below) and obtaining other applicable regulatory approvals and the satisfaction of the conditions set forth in Section 2 below) not earlier than two business days following the date the Stock Exercise Notice is given. In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Company, the number of Shares subject to this Option and the Purchase Price shall be appropriately adjusted to restore Parent to its rights hereunder, including its right to purchase Shares representing 19.9% of the capital stock of the Company entitled to vote generally for the election of the directors of the Company which is issued and outstanding immediately prior to the exercise of the Option at an aggregate purchase price equal to the Purchase Price multiplied by 810,805.

            (c) At any time after the Option is exercisable pursuant to the terms of Section 1(a) hereof, Parent may elect, in lieu of purchasing the Shares hereunder, to receive from the Company an amount in cash (the "CASH AMOUNT") equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Shares subject to the Option as Parent shall specify in a written notice to the Company (the "CASH EXERCISE NOTICE") specifying a date not later than 20 business days and not earlier than five business days following the date the Cash Exercise Notice is given on which the Company shall pay to Parent such Cash Amount. As used herein "SPREAD" shall mean the excess, if any, over the Purchase Price of the higher of (x) if applicable, the highest price per share of Common Stock (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or proposed to be paid by any person pursuant to a Takeover Proposal (as defined in the Merger Agreement) (the "ALTERNATIVE PURCHASE PRICE") and (y) the closing price of the shares of Common Stock as quoted on the Nasdaq National Market and reported in THE WALL STREET JOURNAL on the last trading day prior to the date of the Cash Exercise Notice (the "CLOSING PRICE"). If the Alternative Purchase Price can be calculated by reference only to a cash amount paid or proposed to be paid for any shares of Common Stock outstanding, such cash amount shall be deemed to be the Alternative Purchase Price; if, in the case of clause (x) above, no shares of Common Stock will be purchased only for cash, the Alternative Purchase Price shall be the sum of (i) the fixed cash amount, if any, included in the Alternative Purchase Price plus (ii) the fair market value of such property other than cash included in the Alternative Purchase Price. If, in the case of clause (x) above, such other property consists of securities with an existing public trading market, the average of the closing prices (or the average of the closing bid and asked prices if closing prices are unavailable) for such securities in their principal public trading market on the five trading days ending one day prior to the date of the Cash Exercise Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and, as of the payment date for the Spread, agreement by the parties hereto on the value of such other property has not been reached, the Alternative Purchase Price shall be deemed to equal the Closing Price. Upon Parent's receipt of the Cash Amount,


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Parent shall not have the right to receive the Shares for which Parent shall have elected to be paid the Spread.

     2. CONDITIONS TO DELIVERY OF SHARES. The Company's obligation to deliver Shares upon exercise of the Option is subject only to the conditions that:

            (a) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the exercise of the Option and/or the delivery of the Shares shall be in effect;

            (b) Any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR ACT") and under any applicable foreign pre-merger notification or similar laws shall have expired or been terminated; and

            (c) Parent or Newco has not materially breached a representation, warranty or covenant contained in the Merger Agreement; provided that this subsection (c) shall be a condition to the Company's obligation to deliver the Shares upon exercise of the Option only if the Company terminated the Merger Agreement as a result of such breach.

     3. THE CLOSING. (a) Any closing hereunder shall take place on the date specified by Parent in its Stock Exercise Notice or Cash Exercise Notice, as the case may be, at 9:00 A.M., local time, at the offices of Stoel Rives LLP, 900 SW Fifth Avenue, Suite 2600, Portland, Oregon 97204, or, if Shares are to be delivered and the conditions set forth in Section 2 have not then been satisfied, on the second business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree in writing (the "CLOSING DATE"). On the Closing Date, (i) in the event of a closing pursuant to Section 1(b) hereof, the Company shall deliver to Parent a certificate or certificates, representing the Shares in the denominations designated by Parent in its Stock Exercise Notice and Parent shall purchase such Shares from the Company at the Purchase Price or (ii) in the event of a closing pursuant to Section 1(c) hereof, the Company shall deliver to Parent the Cash Amount. Any payment made by Parent to the Company, or by the Company to Parent, pursuant to this Agreement shall be made by certified or official bank check or by wire transfer of federal funds to a bank designated by the party receiving such funds.

            (b) The certificates representing the Shares shall bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act").

     4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Parent that (a) the Company is a corporation duly organized, validly existing and


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in good standing under the laws of the Commonwealth of Massachusetts and has the requisite corporate power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and this Agreement has been duly executed and delivered by a duly authorized officer of the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (c) the Company has taken all necessary corporate action to authorize and reserve the Shares issuable upon exercise of the Option, and the Shares, when issued and delivered by the Company upon exercise of the Option and paid for by Parent as contemplated hereby, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights; (d) except as otherwise may be required by the HSR Act and other applicable foreign pre-merger or similar laws, the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of the Company's articles of organization or bylaws, or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance, or decree, or restriction by which the Company or any of its subsidiaries or any of their respective properties or assets is bound; (e) no restrictive provision of any "fair price," "moratorium," "control share acquisition," or other form of antitakeover statute or regulation, including, without limitation, the provisions of Chapter 110C and Chapter 110D of the Massachusetts Corporation-Related Laws, or similar provision contained in the charter or bylaws of the Company, is or shall be applicable to the acquisition of Shares by Parent pursuant to this Agreement; and (f) the Company has taken all corporate action necessary so that the rights issuable pursuant to the Rights Agreement (as defined in the Merger Agreement) will not separate from the Shares or otherwise became exercisable, as a result of entering into this Agreement, the Merger Agreement, or consummating the Merger and/or the other transactions contemplated hereby and thereby.

     5. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to the Company that: (a) Parent is a corporation legally existing under the laws of the State of Oregon and has the requisite corporate power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by Parent and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent and this Agreement has been duly executed and delivered by a duly authorized officer of Parent and constitutes a valid and binding obligation of Parent, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and
(c) Parent is acquiring the Option and, if and when it exercises the Option, will be acquiring the Shares issuable upon


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the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act or applicable state securities laws.

     6. LISTING OF SHARES; FILINGS; GOVERNMENTAL CONSENTS. Subject to applicable law and the rules and regulations of the Nasdaq National Market, the Company shall promptly after receipt of Stock Exercise Notice file a notification form for listing of additional shares to list the Shares on the Nasdaq National Market and shall use its reasonable best efforts to obtain approval of such listing and to effect all necessary filings by the Company under the HSR Act; PROVIDED, HOWEVER, that if the Company is unable to effect such listing on the Nasdaq National Market by the Closing Date, the Company shall nevertheless be obligated to deliver the Shares upon the Closing Date and to continue diligently to pursue listing of the Shares on the Nasdaq National Market. Each of the parties hereto shall use its reasonable best efforts to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated.

     7. REGISTRATION RIGHTS. (a) In the event that Parent shall desire to sell any of the Shares within three years after the purchase of such Shares pursuant hereto, and such sale requires, in the opinion of counsel to Parent, which opinion shall be reasonably satisfactory to the Company and its counsel, registration of such Shares under the Securities Act, the Company shall cooperate with Parent and any underwriters in registering such Shares for resale, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws, and entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that the Company shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 60 days if the offering would, in the judgment of the Board of Directors of the Company, require premature disclosure of any material corporate development or material transaction involving the Company or interfere with any pending or proposed securities offering by the Company.

            (b) If the Common Stock is registered pursuant to the provisions of this Section 8, the Company agrees (i) to furnish copies of the registration statement and the prospectus relating to the Shares covered thereby in such numbers as Parent may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 90 days a prospectus covering the Common Stock meeting the requirements of such securities laws, and to furnish Parent such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested. The Company shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Company, except that Parent shall pay the fees and disbursements of its counsel, and the underwriting fees and selling commissions applicable to

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the shares of Common Stock sold by Parent. Company shall indemnify and hold harmless (i) Parent, its affiliates and its officers and directors and (ii) each underwriter and each person who controls any underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (collectively, the "UNDERWRITERS") ((i) and (ii) being referred to as "INDEMNIFIED PARTIES") against any losses, claims, damages, liabilities or expenses, to which the Indemnified Parties may become subject, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) and expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement filed pursuant to this paragraph, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with written information furnished to the Company by the Indemnified Parties expressly for use or incorporation by reference therein; and PROVIDED FURTHER that as to any preliminary prospectus, prospectus or any amendment or supplement thereto, this indemnity agreement shall not inure to the benefit of any Indemnified Party on account of any loss, claim, damage, liability or expense arising from the fact that such Indemnified Party sold Common Stock to a person as to whom it shall be established that there was not sent or given, at or prior to such sale, a copy of the prospectus covering such Common Stock, as then amended or supplemented in any case where such delivery is required by the Securities Act and the loss, claim, damage, liability or expense results from an untrue statement or omission of a material fact contained in such preliminary prospectus, prospectus or amendment or supplement thereto which was corrected in the prospectus as then amended or supplemented. As used in this Agreement, "PERSON" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended. Each Indemnified Party shall give notice to the Company promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Company to assume the defense of any such claim or litigation resulting therefrom. If within 15 days after receipt of such notice from an Indemnified Party the Company does not notify the Indemnified Party that the Company will assume defense of such claim, the Indemnified Party may elect to control the conduct and settlement of such action and all reasonable costs of defending such action shall be indemnified under this Section 7(b). No Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Company, unless the Company has failed to assume control of the conduct of such claim as described in the foregoing sentence.

            (c) Parent and the Underwriters shall indemnify and hold harmless the Company, its affiliates and its officers and directors against any losses, claims, damages, liabilities or expenses to which the Company, its affiliates and its officers and directors may become subject, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) and expenses arise out of or are based upon any untrue statement of any material fact contained or incorporated by reference in any registration statement filed pursuant to this


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paragraph, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by Parent or the Underwriters, as applicable, specifically for use or incorporation by reference therein.

     8. EXPENSES. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

     9. SPECIFIC PERFORMANCE. The Company acknowledges that if the Company fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to Parent for which money damages would not be an adequate remedy. In such event, the Company agrees that Parent shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if Parent should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Company hereby waives the claim or defense that Parent has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. The Company further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

     10. NOTICE. All notices or other communications under this Agreement shall be in writing and shall be deemed duly given, effective (i) three business days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent, if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to the intended recipient at the address set forth in the preamble hereof. Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth:

          If to Parent:

          FEI Company
          7451 NW Evergreen Parkway
          Hillsboro, OR 97124
          Attn: Chief Executive Officer
          Telecopy: (503) 640-7570


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          With a copy to:

          Stoel Rives LLP
          900 SW Fifth Avenue, Suite 2600
          Portland, OR 97204
          Attn: Stephen E. Babson
          Telecopy: (503) 220-2480

          If to the Company:

          Micrion Corporation
          One Corporation Way
          Peabody, MA 01960
          Attn: Chief Executive Officer
          Telecopy: (978) 531-9648

          With a copy to:

          Choate, Hall & Stewart
          Exchange Place, 53 State Street
          Boston, MA 02109
          Attn: Roslyn G. Daum
          Telecopy: (617) 248-4000

     11. PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns; PROVIDED, HOWEVER, that such successor in interest or assigns shall agree to be bound by the provisions of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Company or Parent, or their successors or assigns, any rights or remedies under or by reason of this Agreement.

     12. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Merger Agreement and the other documents referred to therein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

     13. ASSIGNMENT. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that Parent may assign its rights and obligations hereunder to any of its direct or


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indirect wholly owned subsidiaries (including Newco), but no such transfer shall relieve Parent of its obligations hereunder if such transferee does not perform such obligations.

     14. HEADINGS. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

     15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

     16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon (regardless of the laws that might otherwise govern under applicable Oregon principles of conflicts of law).

     17. TERMINATION. The right to exercise the Option granted pursuant to this Agreement shall terminate at the earlier of (i) the Effective Time (as defined in the Merger Agreement); (ii) upon termination of the Merger Agreement OTHER THAN a termination of the Merger Agreement described in Section 5.2.2 of the Merger Agreement; and (iii) 180 days after a termination of the Merger Agreement described in Section 5.5.2 of the Merger Agreement (the date referred to in clause (iii) being hereinafter referred to as the "OPTION TERMINATION DATE"); provided that, if the Option cannot be exercised or the Shares cannot be delivered to Parent upon such exercise because the conditions set forth in
Section 2(a) or (b) hereof have not yet been satisfied, the Option Termination Date shall be extended until thirty days after such impediment to exercise or delivery has been removed.

     All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares.

     18. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, of the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     19. PUBLIC ANNOUNCEMENT. Parent shall consult with the Company and the Company shall consult with Parent before issuing any press release with respect to the initial announcement of this Agreement, the Option, the Merger Agreement or the transactions contemplated hereby and neither party shall issue any such press release prior to such


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consultation except as may be required by law or the applicable rules and regulations of the Nasdaq National Market or any listing agreement with the NASD.

     IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be duly executed and delivered on the day and year first above written.




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                                       MICRION CORPORATION


                                       __________________________________
                                       By:
                                       Title:






                                       FEI COMPANY


                                       __________________________________
                                       By:
                                       Title: